Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 31, 2022	Financial Contact: David Lowe, 612-623-6456 Media Contact: David Ahlers, 612-623-6699 David_M_Ahlers@graco.com

Graco Reports Record Sales and Operating Earnings
Fourth Quarter and Annual Sales Growth in All Segments and Regions

MINNEAPOLIS (January 31, 2022) – Graco Inc. (NYSE: GGG) today announced results for the fourth quarter ended December 31, 2021.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 31, 2021	Dec 25, 2020	% Change	Dec 31, 2021	Dec 25, 2020	% Change
Net Sales	$539.6	$470.3	15%	$1,987.6	$1,650.1	20%
Operating Earnings	144.6	132.1	9%	531.3	391.7	36%
Net Earnings	120.3	114.7	5%	439.9	330.5	33%
Diluted Net Earnings per Common Share	$0.69	$0.66	5%	$2.52	$1.92	31%

Adjusted (non-GAAP): (1)
Operating Earnings, adjusted	$144.6	$132.1	9%	$531.3	$426.9	24%
Net Earnings, adjusted	$115.8	$106.0	9%	$425.7	$335.2	27%
Diluted Net Earnings per Common Share, adjusted	$0.66	$0.61	8%	$2.44	$1.95	25%
(1) Excludes impacts of pension settlement loss, prior year impairment, excess tax benefits from stock option exercises and certain non-recurring tax provision adjustments. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
•Sales for the quarter increased in all segments and regions. There were 14 weeks in the fiscal fourth quarter of 2021 compared to 13 weeks in 2020.
•Gross profit margin rate for the quarter weakened mainly due to higher product costs.
•Higher sales and earnings-based expenses contributed to the 15 percent increase in total operating expenses for the quarter.
•Other non-operating expenses for the quarter included a non-cash pension settlement loss of $12 million in connection with the transfer of certain pension obligations to an insurance company.
•The effective income tax rate for the quarter of 7 percent was 4 percentage points lower than the fourth quarter rate last year primarily due to non-recurring foreign-related tax benefits, partially offset by a decrease in excess tax benefits related to stock option exercises.

"We finished the year strong; posting records for quarterly and annual sales and operating earnings in 2021," said Mark Sheahan, Graco’s President and CEO. "Robust order rates continued in the fourth quarter and we

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ended the year with record backlog in all three segments. While we still face supply chain, logistical and inflationary challenges, we are managing these headwinds and Graco is positioned well entering the new year. Thank you to our employees, suppliers and distributors whose hard work and dedication made this year so successful."

Consolidated Results

Net sales for the quarter increased 15 percent from the comparable period last year. Sales increased 13 percent in the Americas, 4 percent in EMEA (8 percent at consistent translation rates) and 34 percent in Asia Pacific (33 percent at consistent translation rates). Sales for the year increased 20 percent from last year (19 percent at consistent translation rates). Sales increased 15 percent in the Americas, 25 percent in EMEA (22 percent at consistent translation rates) and 33 percent in Asia Pacific (28 percent at consistent translation rates). Changes in currency translation rates did not have a meaningful impact on worldwide sales for the quarter, but did increase worldwide sales $26 million for the year.

The fourth quarter gross profit margin rate decreased 1 percentage point from the comparable period last year as favorable product and channel mix, realized pricing and increased production volume were unable to offset higher product costs caused by ongoing supply chain and inflationary challenges. For the year, the gross profit margin rate was up slightly as increased volume, realized pricing and favorable changes in currency translation rates were able to offset higher product costs.

Total operating expenses for the quarter increased $17 million (15 percent) compared to the fourth quarter last year, including approximately $4 million (3 percentage points) of increases in sales and earnings-based expenses. Operating expenses for the year increased $39 million (9 percent) compared to last year. The increase includes $29 million (6 percentage points) of increases in sales and earnings-based expenses and $5 million (1 percentage point) related to foreign currency translation.

Other non-operating expenses for the quarter included a non-cash pension settlement loss of $12 million in connection with the transfer of certain pension obligations to an insurance company. Other non-operating expenses increased $7 million for the year as favorable market valuation changes on investments held to fund certain retirement benefits liabilities partially offset the pension settlement loss.

The effective income tax rate was 7 percent for the quarter and 13 percent for the year. Adjusted to exclude the impacts of excess tax benefits from stock option exercises and non-recurring foreign-related tax benefits (see Financial Results Adjusted for Comparability below), the adjusted effective income tax rate was 18 percent for the quarter and year.

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Segment Results

Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the segment information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months			Twelve Months
	Industrial	Process	Contractor	Industrial	Process	Contractor
Net Sales (in millions)	$239.9	$112.8	$186.9	$840.3	$397.6	$749.7
Percentage change from last year
Sales	13%	35%	7%	24%	22%	16%
Operating earnings	13%	41%	(12)%	31%	41%	3%
Operating earnings as a percentage of sales
2021	37%	23%	19%	35%	23%	23%
2020	37%	22%	23%	33%	20%	25%

Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	17%	0%	0%	17%	20%	0%	0%	20%
EMEA	(2)%	3%	(3)%	(2)%	19%	2%	3%	24%
Asia Pacific	26%	0%	0%	26%	25%	0%	5%	30%
Consolidated	13%	1%	(1)%	13%	21%	1%	2%	24%

Improved worldwide economic activity drove Industrial segment sales higher for the quarter and year. Organic sales declined in EMEA for the quarter due to timing of finishing system sales and other project activity. The operating margin rate for the quarter was flat compared to the prior year as favorable product and channel mix, increased production volume and realized pricing offset the impacts of higher product costs and increased sales and earnings-based expenses. For the year, the operating margin rate increased mostly due to higher production volume, favorable product and channel mix and realized pricing.

Components of net sales change by geographic region for the Process segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions and Divestitures	Currency	Total
Americas	27%	0%	0%	27%	17%	0%	1%	18%
EMEA	25%	0%	0%	25%	14%	(5)%	4%	13%
Asia Pacific	67%	0%	0%	67%	48%	(10)%	5%	43%
Consolidated	35%	0%	0%	35%	23%	(3)%	2%	22%

The Process segment had organic sales growth in all divisions and regions for the quarter and year. Operating margin rates for this segment improved by 1 percentage point for the quarter and 3 percentage points for the year, as increased production volume and expense leverage more than offset the adverse effects of higher product costs and increased sales and earnings-based expenses.

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Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	5%	0%	0%	5%	11%	0%	1%	12%
EMEA	14%	0%	(3)%	11%	28%	0%	4%	32%
Asia Pacific	20%	0%	(1)%	19%	21%	0%	6%	27%
Consolidated	8%	0%	(1)%	7%	15%	0%	1%	16%

Contractor segment sales increased for the quarter and year due to continued strength in North American construction markets and improved demand in the EMEA and Asia Pacific regions. Higher product costs due to ongoing supply chain and inflationary challenges led to a 4 percentage point decrease in the operating margin rate for the quarter and a 2 percentage point decrease for the year.

Outlook

"We are initiating an outlook for the full-year 2022 of high single-digit sales growth on an organic, constant currency basis, with positive expectations in every region and reportable segment," said Sheahan. "Our pricing actions coupled with strong demand levels across all major end markets and product categories should set us up for another strong year."

2022 Change in Organizational Structure

As previously announced, effective January 1, 2022, our high performance coatings and foam product offerings within the Applied Fluid Technologies division of the Industrial segment were realigned and are now managed under the Contractor segment. High performance coatings and foam equipment consists of two-component proportioning systems to spray foam for insulating building walls, roofs, water heaters, refrigerators, hot tubs and other items, and polyurea coatings applied on storage tanks, pipes, roofs, truck beds, concrete and other items. These product offerings also include equipment that sprays specialty coatings for protection and fireproofing and vapor-abrasive blasting equipment. The change will allow segment leadership to address overlap of markets, products, end users and distributors between the contractor-focused businesses.

Segment operating results will be reported under the new organizational structure in the first quarter of 2022, in connection with the effective date of the realignment. Historic segment information restated to conform to the new organizational structure is available as supplemental financial information on the Company’s website at www.graco.com.

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Financial Results Adjusted for Comparability

Excluding the impact of the pension settlement loss, prior year impairment, excess tax benefits related to stock option exercises and certain tax provision adjustments presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP measurements of adjusted operating earnings, earnings before income taxes, income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 31, 2021	Dec 25, 2020	Dec 31, 2021	Dec 25, 2020
Operating earnings, as reported	$144.6	$132.1	$531.3	$391.7
Impairment	—	—	—	35.2
Operating earnings, adjusted	$144.6	$132.1	$531.3	$426.9

Earnings before income taxes	$129.3	$129.5	$508.5	$374.7
Impairment	—	—	—	35.2
Pension settlement loss	12.0	—	12.0	—
Earnings before income taxes, adjusted	$141.3	$129.5	$520.5	$409.9

Income taxes, as reported	$9.0	$14.8	$68.6	$44.2
Impairment tax benefit	—	—	—	1.2
Pension settlement tax effect	2.5	—	2.5	—
Excess tax benefit from option exercises	2.7	8.7	11.5	21.3
Other non-recurring tax benefit	11.3	—	12.2	8.0
Income taxes, adjusted	$25.5	$23.5	$94.8	$74.7

Effective income tax rate
As reported	7.0%	11.4%	13.5%	11.8%
Adjusted	18.1%	18.1%	18.2%	18.2%

Net Earnings, as reported	$120.3	$114.7	$439.9	$330.5
Impairment, net	—	—	—	34.0
Pension settlement loss, net of tax	9.5	—	9.5	—
Excess tax benefit from option exercises	(2.7)	(8.7)	(11.5)	(21.3)
Other non-recurring tax benefit	(11.3)	—	(12.2)	(8.0)
Net Earnings, adjusted	$115.8	$106.0	$425.7	$335.2

Weighted Average Diluted Shares	174.9	173.2	174.5	172.0
Diluted Earnings per Share
As reported	$0.69	$0.66	$2.52	$1.92
Adjusted	$0.66	$0.61	$2.44	$1.95

Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our overview report, press

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releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are forward-looking statements. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: the impact of the COVID-19 pandemic on our business; economic conditions in the United States and other major world economies; our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; changes in currency translation rates; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; catastrophic events; changes in laws and regulations; compliance with anti-corruption and trade laws; changes in tax rates or the adoption of new tax legislation; the possibility of asset impairments if acquired businesses do not meet performance expectations; political instability; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business; our ability to attract, develop and retain qualified personnel; the possibility of decline in purchases from a few large customers of the Contractor segment; variations in activity in the construction, automotive, mining and oil and natural gas industries; and the impact of declines in interest rates, asset values and investment returns on pension costs and required pension contributions. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2020 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, February 1, 2022, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time listen-only webcast of the conference call will be broadcast by Nasdaq. Individuals can access the call and view the slides on the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

For those unable to listen to the live event, a replay will be available soon after the conference call at Graco’s website, or by telephone beginning at approximately 2 p.m. ET on Tuesday, February 1, 2022, by dialing 855-859-2056, Conference ID #7385629 if calling within the U.S. or Canada. The dial-in number for international participants is 404-537-3406, with the same Conference ID #. The replay by telephone will be available through 2 p.m. ET on Tuesday, February 8, 2022.

About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-

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based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2021	Dec 25, 2020	Dec 31, 2021	Dec 25, 2020
Net Sales	$539,619	$470,340	$1,987,608	$1,650,115
Cost of products sold	265,062	225,516	953,659	795,178
Gross Profit	274,557	244,824	1,033,949	854,937
Product development	18,912	19,450	79,651	72,194
Selling, marketing and distribution	74,094	60,043	271,526	220,271
General and administrative	36,956	33,203	151,449	135,525
Impairment	—	—	—	35,229
Operating Earnings	144,595	132,128	531,323	391,718
Interest expense	2,759	2,572	10,215	11,280
Other expense, net	12,612	49	12,643	5,787
Earnings Before Income Taxes	129,224	129,507	508,465	374,651
Income taxes	8,992	14,816	68,599	44,195
Net Earnings	$120,232	$114,691	$439,866	$330,456
Net Earnings per Common Share
Basic	$0.71	$0.68	$2.59	$1.97
Diluted	$0.69	$0.66	$2.52	$1.92
Weighted Average Number of Shares
Basic	170,164	168,104	169,635	167,462
Diluted	174,910	173,187	174,526	172,008

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2021	Dec 25, 2020	Dec 31, 2021	Dec 25, 2020
Net Sales
Industrial	$239,917	$212,904	$840,256	$677,680
Process	112,836	83,495	397,626	326,105
Contractor	186,866	173,941	749,726	646,330
Total	$539,619	$470,340	$1,987,608	$1,650,115
Operating Earnings
Industrial	$88,637	$78,565	$296,542	$226,575
Process	26,114	18,528	91,037	64,498
Contractor	35,178	39,969	169,518	164,549
Unallocated corporate (expense)	(5,334)	(4,934)	(25,774)	(28,675)
Impairment	—	—	—	(35,229)
Total	$144,595	$132,128	$531,323	$391,718

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 31, 2021	Dec 25, 2020
ASSETS
Current Assets
Cash and cash equivalents	$624,302	$378,909
Accounts receivable, less allowances of $3,900 and $4,400	325,132	314,946
Inventories	382,301	285,704
Other current assets	31,886	44,242
Total current assets	1,363,621	1,023,801
Property, Plant and Equipment, net	451,061	350,750
Goodwill	356,255	347,603
Other Intangible Assets, net	149,740	160,669
Operating Lease Assets	30,046	37,807
Deferred Income Taxes	55,786	25,828
Other Assets	36,689	41,670
Total Assets	$2,443,198	$1,988,128
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$43,489	$22,183
Current portion of long term debt	75,000	—
Trade accounts payable	78,432	58,305
Salaries and incentives	82,941	52,005
Dividends payable	35,771	31,636
Other current liabilities	191,159	157,260
Total current liabilities	506,792	321,389
Long-term Debt	75,000	150,000
Retirement Benefits and Deferred Compensation	106,897	184,747
Operating Lease Liabilities	23,527	29,224
Deferred Income Taxes	10,661	10,264
Other Non-current Liabilities	10,978	8,600
Shareholders’ Equity
Common stock	170,308	168,568
Additional paid-in-capital	742,288	671,206
Retained earnings	876,916	568,295
Accumulated other comprehensive income (loss)	(80,169)	(124,165)
Total shareholders’ equity	1,709,343	1,283,904
Total Liabilities and Shareholders’ Equity	$2,443,198	$1,988,128

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 31, 2021	Dec 25, 2020
Cash Flows From Operating Activities
Net Earnings	$439,866	$330,456
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	59,325	55,329
Deferred income taxes	(46,572)	10,747
Share-based compensation	24,931	25,153
Impairment	—	35,229
Change in
Accounts receivable	(13,801)	(43,122)
Inventories	(97,780)	(13,086)
Trade accounts payable	12,397	6,820
Salaries and incentives	29,089	(2,622)
Retirement benefits and deferred compensation	1,219	(6,703)
Other accrued liabilities	51,342	(3,772)
Other	(3,120)	(394)
Net cash provided by operating activities	456,896	394,035
Cash Flows From Investing Activities
Property, plant and equipment additions	(133,566)	(71,338)
Acquisition of businesses, net of cash acquired	(19,386)	(27,557)
Other	(347)	(143)
Net cash used in investing activities	(153,299)	(99,038)
Cash Flows From Financing Activities
Borrowings on short-term lines of credit, net	20,497	(1,986)
Borrowings on long-term lines of credit	—	250,000
Payments on long-term debt and lines of credit	(70)	(250,000)
Payments of debt issuance costs	(1,422)	—
Common stock issued	50,963	83,438
Common stock repurchased	—	(102,143)
Taxes paid related to net share settlement of equity awards	—	(1,797)
Cash dividends paid	(127,110)	(116,983)
Net cash provided by financing activities	(57,142)	(139,471)
Effect of exchange rate changes on cash	(1,062)	2,410
Net increase in cash and cash equivalents	245,393	157,936
Cash and Cash Equivalents
Beginning of year	378,909	220,973
End of year	$624,302	$378,909

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